Exhibit(j)(1)(ii)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 28, 2000, relating to the financial statements and financial highlights of Pilgrim Growth + Value Fund, Pilgrim Research Enhanced Index Fund, Pilgrim High Total Return Fund, and
Pilgrim High Total Return Fund II (four of the six funds comprising Pilgrim Mayflower Trust), and our report dated December 29, 2000, relating to the financial statements and financial highlights of Pilgrim Emerging Markets Value Fund and Pilgrim International Value Fund (two of the six funds comprising Pilgrim Mayflower Trust), Pilgrim Worldwide Growth Fund, Pilgrim International Core Growth Fund, Pilgrim SmallCap Growth Fund, Pilgrim Emerging Countries Fund, and Pilgrim Asia-Pacific Equity Fund., which appear in the October 31, 2000 Annual Report to Shareholders of Pilgrim Funds, which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 17, 2000, relating to the financial statements and financial highlights of Pilgrim Growth Opportunities Fund, Pilgrim MidCap Opportunities Fund and Pilgrim SmallCap Opportunities Fund, which appears in the December 31, 1999 Annual Report to Shareholders of Pilgrim Funds, which is also incorporated by reference into the Registration Statement.

We  also  consent  to  the  references  to  us  under  the  headings  "Financial
Highlights"  and  "Independent   Accountants/Auditors"   in  such   Registration
Statement.


/s/ PricewaterhouseCoopers LLP

Denver, Colorado
February 28, 2001